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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              HARVEST ENERGY TRUST

             (Exact name of registrant as specified in its charter)



             ALBERTA, CANADA                                 NOT APPLICABLE
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   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                           Identification No.)

   SUITE 2100, 330 - 5TH AVENUE S.W.
   CALGARY, ALBERTA, CANADA                                        T2P 0L4
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   (Address of principal executive offices)                       (Zip Code)


If this form relates to the  registration of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the  registration of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration file number to which this form relates (if applicable): _______________________

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class               Name of each exchange on which
        to be registered                each class is to be registered
        ----------------                ------------------------------
          Trust Units                        New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act: None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE

         This Amendment No.1 hereby amends the registration statement on Form 8-A (the "Registration Statement") filed by Harvest Energy Trust, an open-ended unincorporated investment trust created under the laws of the Province of Alberta, (the "Trust" or the "Registrant") with the U.S. Securities and
Exchange Commission (the "SEC") on July 15, 2005 relating to trust units without nominal or par value, of the Trust (the "Trust Units").

         On January 1, 2008, the Trust amended its February 3, 2006 third amended and restated trust indenture (the "Trust Indenture") entered into by and among Harvest Operations Corp. (the "Corporation") and Valiant Trust Company (the "Trustee") to permit the use of a direct registration system.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the SEC of the Trust Units.

         The Corporation and the Trustee entered into the fourth amended and restated trust indenture on January 1, 2008 (the "Fourth Amended Trust Indenture"), which includes amendments to the Trust Indenture to permit the use of direct registration systems. Specifically, the Corporation and the Trustee amended the Trust Indenture by adding the following language as paragraph (a) of Section 11.2:

(a)      Trust Units shall be:

         (i)      represented by certificates; or

         (ii) uncertified Trust Units evidenced by a book-entry system maintained by the Trustee or by a Transfer Agent designated to act on behalf and under the direction of the Trustee; or

         (iii)    a combination of (i) and (ii) above,

The Corporation and the Trustee also executed other mechanical and incidental amendments and revisions necessary to give effect to the amendment described herein.

         This description does not purport to be complete, and is qualified in its entirety by the provisions of the Fourth Amended Trust Indenture, a form which is attached hereto as Exhibit 3.1 and is incorporated herein in its entirety by reference.

ITEM 2. EXHIBITS.

The following exhibits are filed as part of this Registration Statement on Form 8-A/A:

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EXHIBIT
NUMBER       DESCRIPTION
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3.1          Form of Fourth  Amended and Restated Trust  Indenture  dated as of
             January 1, 2008 between the Corporation and the Trustee.




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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  January 2, 2008

                                            HARVEST ENERGY TRUST


                                            By: /s/ Bob Fotheringham
                                                ------------------------------
                                                Name:  Bob Fotheringham
                                                Title: Chief Financial Officer